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                                                                    Exhibit 23.1

                       INDEPENDENT AUDITORS' CONSENT

The Board of Directors
V.I. Technologies, Inc.

We consent to the use of our report dated February 14, 2001, with respect to the balance sheets of V.I. Technologies, Inc. as of December 30, 2000 and January 1, 2000, and the related statements of operations, Stockholders' equity, and cash flows for each of the years ended December 30, 2000, January 1, 2000 and January 2, 1999 incorporated herein by reference.

                                                     /s/ KPMG LLP

                                                     KPMG LLP
Boston, Massachusetts
December 18, 2001